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          BRIGGS & STRATTON CORPORATION AND CONSOLIDATED SUBSIDIARIES

                                 EXHIBIT NO. 11

               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK


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                                                                              Fiscal Year Ended
                                                             ---------------------------------------------------
                                                             June 28, 1998      June 29, 1997      June 30, 1996
                                                             -------------      -------------      -------------
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COMPUTATIONS FOR STATEMENTS OF INCOME

Net income                                                   $      70,645      $      61,565      $      92,412
                                                             =============      =============      =============
Basic earnings per share of common stock:

  Average shares of common stock outstanding                        24,666             28,551             28,927
                                                             =============      =============      =============
  Basic earnings per share of common stock                   $        2.86      $        2.16      $        3.19
                                                             =============      =============      =============
Diluted earnings per share of common stock:

  Average shares of common stock outstanding                        24,666             28,551             28,927
  Incremental common shares applicable to common
   stock options based on the common stock average
   market price during the period                                      109                127                132
                                                             -------------      -------------      -------------
Average common shares assuming dilution                             24,775             28,678             29,059
                                                             =============      =============      =============
Fully diluted earnings per average share of common
   stock, assuming conversion of all applicable securities   $        2.85      $        2.15      $        3.18
                                                             =============      =============      =============
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